Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bill Holdings, Inc. of our report dated August 23, 2024 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in Bill Holdings Inc.’s Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 23, 2024